Exhibit 10.48

FIRST AMENDMENT TO COLLATERAL ASSIGNMENT

This First Amendment to Collateral Assignment is executed as of October 31, 2007 by U.S. Auto Parts Network, Inc., a Delaware corporation, located at 17150 S. Margay Avenue, Carson, CA 90746 (the “Assignor”) in favor of East West Bank, located at 9300 Flair Drive, El Monte, CA 91731 (the “Lender”), with reference to the following:

WHEREAS, Assignor and Lender have executed that certain Collateral Assignment dated May 18, 2006 (the “Collateral Assignment”); and

WHEREAS, Assignor and Lender are amending and restating that certain Business Loan Agreement dated February 24, 2006, in a Business Loan Agreement of even date herewith.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Lender hereby covenant and agree as follows:

1.	§1.2 of the Collateral Assignment is hereby amended to read as follows:

“1.2 All capitalized terms contained in this Agreement, but not specifically defined in this Agreement, have the meanings provided in the Loan Agreement (as defined below), or, if not defined therein, in the UCC to the extent the same are used or defined therein.”

2.	A new §1.3 of the Collateral Assignment is hereby added to read as follows:

“1.3 As used herein, “Loan Agreement” means that certain Business Loan Agreement dated October 31, 2007, as the same may be amended.”

3.	A new §1.4 of the Collateral Assignment is hereby added to read as follows:

“1.4 As used herein, “Loan Document” or “Loan Documents” means “Related Documents” as defined in that certain Commercial Security Agreement dated October 31, 2007, between Assignor and Lender, as the same may be amended (the “Commercial Security Agreement”).

4.	A new §1.5 of the Collateral Assignment is hereby added to read as follows:

“1.5 As used herein, “Obligations” means “Indebtedness” as defined in the Commercial Security Agreement.

5.	The words “Section 7.1 of” in §7.1 of this Collateral Assignment are hereby deleted.

6.	§14 of the Collateral assignment is hereby amended to read as follows:

“NOTICES. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Assignor agrees to keep Lender informed at all times of Assignor’s current address.”

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

“Lender”:			“Assignor”:

East West Bank			U.S. Auto Parts Network, Inc.

By:	/s/ JAY KIM		By:	/s/ MICHAEL MCCLANE
	Name:	Jay Kim	Name: Michael McClane
	Title:	Sr. VP	Title: CFO

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